ANCHIN, BLOCK & ANCHIN LLP
                                               Accountants and Advisors

                                               1375 Broadway New York, NY  10018
                                               (212) 840-3456
                                               www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 6 to Registration Statement No. 333-141079 of Robeco-Sage Triton Fund, L.L.C. on Form N-2 of our reports for Robeco-Sage Triton Fund, L.L.C. and Robeco-Sage Triton Master Fund, L.L.C. both dated May 28, 2009. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
July 28, 2009









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